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                                                                 Exhibit 10.10

                               SUBLEASE AGREEMENT

     This Sublease Agreement (this "Sublease"), dated as of October 6, 2005, is entered into by and between: Light Sciences Corporation, a Washington corporation ("LSC"), and Light Sciences Oncology, Inc., a Washington corporation ("LSO").

                                    RECITALS

     A. LSC is the subtenant under that certain Sublease Agreement dated September 9, 2002, between Microsoft, Inc., a Washington corporation (formerly Great Plains Software O.C., Inc.) ("Sublandlord") and LSC (the "Master Sublease"), under which LSC leases office space located at 34931 S.E. Douglas Street, Suite 200, Snoqualmie, WA 98065 (the "Premises"). The Master Sublease is attached to this Sublease as Schedule A. The Premises are more fully identified and legally described in the Master Sublease.

     B. Sublandlord is the tenant under that certain Lease dated as of March 2, 2000, between Snoqualmie Ridge Cascade View LLC, a Washington limited liability company ("Master Landlord") and Sublandlord ("Master Lease"), under which Sublandlord leases the Premises. The Master Lease is attached to this Sublease as Schedule B.

     C. LSC desires to sublease office space measuring approximately 6003 square feet, shown cross-hatched on attached Schedule C (the "Subleased Premises") to LSO and to share the right to use all other rooms and areas not occupied as offices by staff of LSC or others (collectively, the "Shared Areas"), and LSO desires to sublease such Subleased Premises from LSC and share the right to use the Shared Areas, all subject to the terms and conditions of this Sublease.

                                    AGREEMENT

     NOW, THEREFORE, LSC and LSO agree as follows:

SECTION 1. SUBLEASED PREMISES AND SHARED AREAS. Subject to the terms and conditions of this Sublease, LSC hereby subleases the Subleased Premises to LSO, and LSO hereby subleases the Subleased Premises from LSC. In addition, LSC grants LSO the right to use and access the Shared Areas and any and all furniture, fixtures and equipment in the Shared Areas and the same rights of ingress and egress to the Subleased Premises and Shared Areas as LSC has under the Master Sublease. The shared equipment, includes, without limitation, the equipment listed in attached Schedule D ("Designated Shared Equipment"). Without limiting the foregoing, LSO will have the right to use for regular ingress and egress the stairwell that is currently used as an emergency exit from the Subleased Premises. LSC will deliver LSO possession of the Subleased Premises on the date of this Sublease. LSO will have access to the Subleased Premises and Shared Areas seven (7) days a week, twenty-four (24) hours a day, every day of the year, subject to any restrictions set forth in the Master Lease or Master Sublease. LSO will be entitled to display reasonable signage for the Subleased Premises, including, without limitation, signage on the door to the Subleased Premises, to the extent permitted under the Master Lease and Master Sublease.


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SECTION 2. SERVICES. During the Term (as defined below), LSC will provide the following services to LSO for the normal use of the Subleased Premises and Shared Areas:

          (a) electricity, gas and utilities;

          (b) heat, ventilation and air conditioning;

          (c) telephone and data;

          (d) janitorial services;

          (e) maintenance and repair services necessary to maintain the Subleased Premises and Shared Areas in good working order and in a safe condition;

          (f) maintenance and repair of all equipment, fixtures and furniture used in the Shared Areas; and

          (g) a reasonable number of unreserved parking spaces.

     LSC will perform or cause to be performed the foregoing services in a professional and workmanlike manner and with at least the same quality, timeliness and efficiency as LSC performs or causes to be performed similar services in the operation of its own business.

SECTION 3. TERM AND TERMINATION

     3.1 TERM. The term of this Sublease will commence on the date of this Sublease and will end upon the termination or expiration of the Master Sublease, unless sooner terminated in accordance with Section 3.2, 3.3 or 3.4 (the "Term").

     3.2 TERMINATION BY LSO. LSO may terminate the Term upon one hundred twenty
(120) days' written notice; provided, that LSO may terminate the Term upon written notice if LSC breaches any of its obligations under this Sublease, and such breach continues for twenty (20) days after written notice from LSO.

     3.3 TERMINATION BY LSC. LSC may terminate the Term upon written notice if LSO fails to pay any Rent or other amounts payable hereunder when due, and such failure continues for ten (10) days after written notice from LSC, or LSO otherwise breaches its obligations under this Sublease, and such breach continues for twenty (20) days after written notice from LSC.

     3.4 TERMINATION OF MASTER LEASE OR MASTER SUBLEASE. This Sublease will terminate if the Master Lease or Master Sublease terminates or is terminated for any reason.

     3.5 SURRENDER OF SUBLEASED PREMISES. LSO will, on or before the last day of the Term, remove all of its furniture, furnishings, personal property and equipment and surrender the Subleased Premises.


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SECTION 4. COMPENSATION

     4.1 RENT. LSO will pay to LSC rent on a monthly basis ("Rent") calculated as follows:

          (a) for the Subleased Premises, LSO will pay an amount equal to

               (i) the rent payable by LSC under Section 3.1 and 3.2 of the Master Sublease multiplied by

               (ii) the ratio of the rentable square footage of the Subleased Premises to the rentable square footage of the Premises; and

          (b) for the Shared Areas, LSO will pay an amount equal to

               (i) the rent payable by LSC under Section 3.1 and 3.2 of the Master Sublease multiplied by the ratio of the rentable square footage of the Shared Areas to the rentable square footage of the Premises multiplied by

               (ii) the ratio of the rentable square footage of the (x) Subleased Premises to the (y) rentable square footage of the Subleased Premises and the portion of the Premises used exclusively by any person or entity other than LSO.

Rent will be paid in advance on the first day of each calendar month at such place as LSC may designate, without prior demand therefor. Those portions of Rent paid under this Section 4.1 attributable to "Additional Rent" payable by LSC under the Master Sublease will be reconciled in accordance with Section 3.2 of the Master Sublease. If this Sublease does not commence or terminate on the first or last day of a calendar month, Rent for the month of commencement or termination will be prorated.

     4.2 ADDITIONAL RENT. In the event LSC incurs costs to provide services described in Section 2 that are not provided by the Master Landlord or Sublandlord, then LSO will pay to LSC the actual costs incurred by LSC to provide such services to LSO allocated to LSO in the same manner that rent under the Master Sublease is allocated to LSO under Section 4.1 ("Additional Rent"). For avoidance of doubt, no additional rent or fees will be payable under this
Section 4.2 for services that are included in the operating expenses charged to LSC under Section 3.2 of the Master Sublease. On or about the first day of every calendar month, LSC will submit to LSO a reasonably detailed written invoice for any Additional Rent for services properly performed during the prior calendar month. LSO will pay LSC the amounts properly payable under each invoice within thirty (30) days after receipt.

     4.3 RECORDS. Upon reasonable request, LSC will furnish such information as LSO may reasonably request to verify any amounts payable hereunder. Further, LSO will have the right to review and audit LSC's books and records upon reasonable advance notice to verify the calculation of the amounts payable under this
Section 4.

SECTION 5. USE. The Subleased Premises and Shared Areas will be used and occupied by LSO only for general purpose use, including, without limitation, dry and wet laboratory, and research and development. LSC represents that the Subleased Premises and Shared Areas can be used for such purposes under the Master Lease and Master Sublease. LSO will observe at all times (a) any and all rules and regulations promulgated by the Master Landlord that are applicable to the Subleased Premises and Shared Areas or any occupant thereof; and (b) commercially reasonable safety and security


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regulations established by LSC in consultation with LSO for the use or occupancy of the Subleased Premises and Shared Areas.

SECTION 6. LOCKS. LSC will furnish LSO with keys and security cards needed for access to the Subleased Premises and Shared Areas. Upon termination of the Term, LSO will surrender all keys and security cards to the Subleased Premises and Shared Areas. LSO will not change the locks to the Subleased Premises without the prior written consent of LSC and the Sublandlord. LSC will not unreasonably withhold its consent to any such change.

SECTION 7. INSURANCE. Unless otherwise agreed upon by the parties, during any period of occupancy, LSC will keep in full force and effect insurance as required of LSC under Section 14 of the Master Sublease. During the period of LSO's occupancy, (a) such insurance will name LSO as an additional insured, (b) LSC will not cancel such insurance without the prior written consent of LSO, and
(c) upon request, LSC will provide certificates to LSO evidencing such insurance. The premiums and related costs for such insurance will be allocated to LSO in the same manner that rent is allocated to LSO under Section 4.

SECTION 8. MASTER LEASE AND MASTER SUBLEASE

     8.1 ADHERENCE TO MASTER LEASE AND MASTER SUBLEASE. This Sublease is subject to the terms and conditions of and subordinate to the Master Lease and Master Sublease. LSO will be bound by all obligations and responsibilities of LSC as tenant under the Master Sublease and hereby assumes the obligations of LSC thereunder with respect to the Subleased Premises, except to the extent such obligations are inconsistent with LSO's obligations under this Sublease or are addressed by the terms and conditions of this Sublease. LSO will not knowingly take any actions that will cause LSC to be in default under the Master Sublease or Sublandlord to be in default under the Master Lease.

     8.2 GOOD STANDING. LSC represents and warrants that (a) the Master Sublease is in good standing, and, to its knowledge, the Master Lease is in good standing; (b) there are no agreements other than the Master Sublease and Master Landlord's Consent to Sublease between LSC and the Sublandlord concerning the use of the Subleased Premises or Shared Areas; and (c) LSC is not in breach or default, and has not received notice of any breach or default, under the Master Sublease, and, to its knowledge, Sublandlord is not in breach or default under the Master Lease. LSC will immediately notify LSO if LSC receives oral or written notice from Sublandlord of a breach or default under the Master Sublease.

     8.3 PERFORMANCE. LSC will perform all of its obligations under the Master Sublease. LSC will use diligent good faith efforts to cause the Sublandlord to perform its obligations under the Master Sublease.

     8.4 AMENDMENT; TERMINATION; RENEWAL. LSC will not amend or voluntarily terminate the Master Sublease, or surrender all or any portion of the Subleased Premises or Shared Areas, without LSO's prior written consent. At least thirty
(30) days before the first day that LSC has to exercise its option to extend the term of the Master Sublease, LSC will notify LSO whether LSC will exercise its option to extend the term of the Master Sublease. If LSC notifies LSO that LSC will not exercise its option to extend the term of the Master Sublease, then LSC will cooperate and assist LSO to assume and extend the Master Sublease to enable LSO to sublease the Subleased Premises and Shared Areas from the Sublandlord. If LSC notifies LSO that LSC will exercise its option to extend the Master Sublease, then LSC will timely and properly exercise its option to extend the term of the Master Sublease.


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SECTION 9. ASSIGNMENT AND SUBLETTING. LSO will not sublet the Subleased Premises or assign this Sublease or any part thereof for any period of time without the prior consent of Master Landlord, Sublandlord and LSC. LSC will not assign this Sublease or any part thereof without the prior consent of LSO. Neither party will unreasonably delay, withhold or condition its consent.

SECTION 10. INDEMNIFICATION. LSO will indemnify, defend and hold harmless LSC, Sublandlord and Master Landlord from any claim, liability or suit, including reasonable attorneys' fees, for any injury or damage occurring in or about the Subleased Premises or Shared Areas where such damage or injury was caused by any act, omission, negligence or intentional act of LSO or by LSO's agents, employees, servants, customers, clients, contractors or invitees. LSC will indemnify, defend and hold harmless LSO from any claim, liability or suit, including reasonable attorneys' fees, for any injury or damage occurring in or about the Subleased Premises or Shared Areas where such damage or injury was caused by any act, omission, negligence or intentional act of LSC or by LSC's agents, employees, servants, customers, clients, contractors or invitees. The indemnification obligations contained in this Section will not be limited by any worker's compensation, benefit or disability laws, and each indemnifying party hereby waives (solely for the benefit of the indemnified party) any immunity that said indemnifying party may have under the Industrial Insurance Act, Title 51 RCW and similar worker's compensation, benefit or disability laws. LSO AND LSC ACKNOWLEDGE BY THEIR EXECUTION OF THIS SUBLEASE THAT EACH OF THE INDEMNIFICATION PROVISIONS OF THIS SUBLEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WORKER'S COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LSO AND LSC.

SECTION 11. QUIET ENJOYMENT. Provided LSO has satisfied its obligations under
Section 4, LSO will peaceably and quietly hold and enjoy the Subleased Premises for the Term.

SECTION 12. CONFIDENTIALITY. Neither party will use the Confidential Information of the other party or disclose, disseminate, display, publish or distribute any Confidential Information of the other party to any person or entity without the prior written consent of the disclosing party. Each party will exercise due care (i.e., at least as much care as it affords its own confidential information) to prevent unauthorized disclosure or use of Confidential Information of the disclosing party. Without limiting the foregoing, the receiving party will make the Confidential Information of the disclosing party available only to those of its employees, agents and other representatives who have a need to know the same for a purpose authorized by the disclosing party, who have been informed that the Confidential Information belongs to the disclosing party, and who have agreed or are otherwise obligated to comply with this Section 12. "Confidential Information" means any trade secrets or other information of a party disclosed to or learned or acquired by the other party and not generally available to the public, whether of a technical, business or other nature (including, without limitation, information relating to a party's research, studies, drugs, clinical data, products, developments, designs, methods, manufacturing processes, business plans, finances, personnel, marketing plans, customers, suppliers, prospects or other affairs). However, Confidential Information does not include any information that: (a) was known by the receiving party prior to communication by the disclosing party; (b) is a matter of public knowledge at the time of such disclosure by the disclosing party; (c) becomes a matter of public knowledge, without fault on the part of the receiving party, subsequent to disclosure by the disclosing party to the receiving party; or (d) has been disclosed to the receiving party from a third party lawfully having possession of such Confidential Information without an obligation of confidentiality to the disclosing party. Subparagraph (a) will not apply to Confidential Information transferred from LSC to LSO under the Asset Transfer Agreement entered into in connection with this Sublease. Notwithstanding the foregoing restrictions, the receiving


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party may disclose or produce any Confidential Information of the disclosing party if and to the extent required by any discovery request, subpoena, court order, governmental action, or to the extent the receiving party believes in good faith on the basis of an opinion of counsel that such disclosure is required by applicable law or regulation; provided, that the receiving party gives the disclosing party reasonable advance notice of the same (e.g., so as to afford the disclosing party a reasonable opportunity to appear, object and obtain a protective order or other appropriate relief regarding such disclosure).

SECTION 13. MISCELLANEOUS

     13.1 NOTICES. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, by fax (receipt confirmed), or by registered or certified mail, return receipt requested and postage prepaid or sent by express courier service (receipt verified), to the parties at the following addresses (or at such other addresses for a party as will be specified by the like notice; provided, that notices of a change of address will be effective only upon receipt thereof):

     To LSO: Light Sciences Oncology, Inc.
             34931 SE Douglas Street
             Suite 200
             Snoqualmie, WA 98065
             Attn.: Jay Winship, M.D.
             Fax: ____________________________

     To LSC: Light Sciences Corporation
             34931 SE Douglas Street
             Suite 200
             Snoqualmie, WA 98065
             Attn.: __________________________
             Fax: ____________________________

All such notices and communications will be deemed effective when received.

     13.2. DISPUTE RESOLUTION. Any dispute or claim arising out of or relating to this Sublease ("Dispute") that cannot be resolved by the parties within ten
(10) days after a party notifies the other party of a Dispute will be referred to the chief executive officer of LSO and the chief executive officer of LSC. If the parties' respective chief executive officers do not resolve the Dispute within ten (10) days after they first discuss the Dispute, then the Dispute will be settled by binding arbitration in accordance with this Section 13.2. The arbitration will be conducted by a single arbitrator in accordance with the rules of the American Arbitration Association. The parties will use their best efforts to agree upon a mutually acceptable arbitrator within twenty (20) days after written demand for arbitration under this Section 13.2. The arbitrator's decision will be in writing, will specify the factual and legal bases of such decision, will be final and binding on the parties, and a judgment consistent therewith may be entered by any court of competent jurisdiction. The cost of arbitration will be borne equally by the parties unless the arbitrator makes a final determination, which determination will be binding upon the parties, that one of the parties should be regarded as the prevailing party as to the matters submitted to the arbitration. Notwithstanding the foregoing, a party may seek preliminary injunctive or other equitable relief in a court of law if in its judgment such action is necessary to avoid irreparable damage. The parties will continue to participate in good faith in the procedures specified in this
Section 13.2 despite such action.


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     13.3 NONWAIVER. The failure of either party to insist on or enforce strict performance of any provision of this Sublease or to exercise any right or remedy under this Sublease or applicable law will not be construed as a waiver or relinquishment to any extent of the right to assert or rely upon any such provision, right or remedy in that or any other instance; rather, the same will be and remain in full force and effect.

     13.4 SEVERABILITY. If any provision of this Sublease will be held by any court of competent jurisdiction to be invalid, illegal or unenforceable under applicable law, then such provision will be deemed reformed or omitted to the extent determined by such court (i.e., with the objective of preserving the intent of such provision to the extent permitted by applicable law). In any event, the remainder of this Sublease will remain valid and enforceable.

     13.5 GOVERNING LAW. This Sublease will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Washington, without reference to its principles relating to conflicts of law.

     13.6 ENTIRE AGREEMENT. This Sublease sets forth the entire agreement and supersedes any and all prior agreements of the parties with respect to the subject matter hereof. No amendment of this Sublease will be valid unless set forth in a written instrument signed by the party to be bound thereby.

     13.7 CONSENT. This Sublease is expressly conditioned upon consent by Sublandlord and Master Landlord. This Sublease will be of no force or effect unless consented to by Sublandlord and Master Landlord.


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     IN WITNESS WHEREOF, LSC and LSO have executed this Sublease on the day first set forth above.

LSO:                                    LSC:

LIGHT SCIENCES ONCOLOGY, INC.           LIGHT SCIENCES CORPORATION


By: /s/ Jay Winship                     By: /s/ Albert Luderer
    ---------------------------------       ------------------------------------
Print: Jay Winship                      Print: Albert Luderer
Its: COO                                Its: CEO


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